Exhibit 21
SUBSIDIARIES OF THE REGISTRANT
The subsidiaries below are owned by Forest City Enterprises, Inc. except where a subsidiary’s name is indented, in which case that subsidiary is owned by the next preceding subsidiary whose name is not so indented. Names of certain subsidiaries have been omitted. These excluded subsidiaries, considered in the aggregate, do not constitute a significant subsidiary.

Name of Subsidiary	State of Incorporation/Organization
FC Basketball, Inc.	New York
Forest City Sports, LLC	New York
FCR Sports, LLC	New York
Nets Sports and Entertainment, LLC	Delaware
Brooklyn Basketball, LLC	Delaware
New Jersey Basketball, LLC	New Jersey
FC CDE Member, LLC	New York
Forest City Community Development Entity, LLC	New York
Forest City Subsidiary CDE I, LLC	New York
Forest City Land Group, Inc.	Ohio
Forest City Rental Properties Corporation	Ohio
Clarkwood Apartments Ltd.	Ohio
F.C. Member, Inc.	New York
FCR Land, LLC	New York
Forest City Commercial Group, Inc.	Ohio
820 Mission Street, Inc.	California
Simi Valley Town and Country, Inc.	California
Saddle Rock PC, LLC	Colorado
Forest City Commercial Holdings, Inc.	New York
Forest City Master Associates	New York
Forest City East Coast, Inc.	New York
Forest City Ratner Companies, LLC	New York
Forest City Peripheral Land, Inc.	Delaware
Forest City Pierrepont, Inc.	New York
Forest City Pierrepont Associates	New York
Forest City Residential Group, Inc.	Ohio
F.C. Riverdale, Inc.	Ohio
F.C. Chevy Chase, Inc.	Ohio
CR Chevy Chase Partnership	Maryland
FC Hawaii, Inc.	Hawaii
FC Hawaii CM, LLC	Delaware
Hawaii Military Communities, LLC	Hawaii
FC HHM Member, Inc.	Delaware
FC HH F/K/A FC Haverhill, LLC	Delaware
FC Oakland, Inc.	California
Uptown Apartments, LLC	California
Uptown Housing Partners, LP	California
Forest City Equity Services, Inc.	Ohio
Forest City Investment Partners Millender Center Limited Partnership	District of Columbia
Forest City Residential Management, Inc.	Ohio
Forest City Residential West, Inc.	California
Forest City Residential, Inc.	Ohio
FC Merc Complex, L.P.	Texas
Forest City Stapleton Land, Inc.	Colorado
Stapleton Land, LLC	Colorado
FC Stapleton II, LLC	Colorado
Granada Apartments Ltd.	Ohio
RM Member, LLC	California
Rancho Mall, LLC	Delaware
WBA Woodlake, L.L.C.	Michigan
Stapleton North Town, LLC	Colorado
Ironwood Insurance Company	Arizona
Sunrise Development Co.	Ohio